RODRIGUEZ & ASSOCIATES
Raul N. Rodriguez, Esq.
Sara Mares, Paralegal
1011 Pennsylvania St., Unit B
Denver, Colorado 80203

Telephone: (303) 861-1797	Facsimile: (303) 861-1995 E-mail address: raulnr@msn.com

June 2, 2009

Board of Directors
Grant Hartford Corporation

Re:   Grant Hartford Corporation
        Form S-1

Board Members:

          I have acted as counsel to Grant Hartford Corporation, a Montana corporation (the "Company"), in connection with the filing of this Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), for resale, of an aggregate of 2,717,088 shares of the Company's common stock, no par value per share (the "Common Stock"), comprising 1,886,893 shares of Common Stock (the "Outstanding Common Stock") and 830,195 shares of Common Stock underlying certain warrants ("Warrant Shares"). Together the Outstanding Common Stock and the Warrant Shares are characterized as the "Shares".

          In my capacity as counsel, I am familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, in connection with the registration of the Shares, I have reviewed such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby, including, but not limited to, certain agreements relating to the authorization, issuance and sale of the Shares and copies of resolutions of the Company's Board of Directors authorizing the issuance of the Shares.

          In rendering this opinion, I have (a) assumed (i) the genuineness of all signatures on all documents examined by me, (ii) the authenticity of all documents submitted to me as originals, and (iii) the conformity to original documents of all documents submitted to me as photostatic or confirmed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

          With respect to my opinion set forth below that the Outstanding Common Stock is fully paid, I have relied exclusively on the representations made to me in an officers' certificate concerning receipt by the Company of consideration for such shares.

          With respect to my opinion that the Warrant Shares will be validly issued I have assumed that such shares will be evidenced by appropriate certificates duly executed and delivered.

          Based upon the foregoing, I am of the opinion that the shares of Outstanding Common Stock have been duly authorized, validly issued and are fully paid and non-assessable and, assuming proper exercise of and payment of the purchase price for the applicable warrants, the Warrant Shares will be duly authorized, validly issued and fully paid and non-assessable.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above. The foregoing opinions relate only to matters of the internal law of the State of Montana without reference to conflict of laws and to matters of federal law, and we do not purport to express any opinion on the laws of any other jurisdiction. I assume no obligation to supplement this opinion if, after the date hereof, any applicable laws change, or I become aware of any facts that might change my opinions, as expressed herein.

          The opinion expressed herein may be relied upon by the Company in connection with the registration of the Shares, as contemplated by, and in conformity with, the Registration Statement. With the excerption of the foregoing, the opinion expressed herein may not be relied upon by any other person without my prior written consent.

          I express no opinion as to compliance with the securities or "blue sky" laws of any state or country in which the Shares are proposed to be offered and sold.

Very truly yours,

/s/Raul N. Rodriguez, Esq.
Raul N. Rodriguez, Esq.